EXHIBIT 10.1

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
Amended and Restated Effective as of July 1, 2014

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

Amended and Restated Effective as of July 1, 2014

1.Purpose. The purpose of the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Related Corporations and to provide additional incentives for such employees to promote the success of the business of the Company and its Related Corporations. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

2.Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

A.“Beneficiary” means the person designated as beneficiary in the Optionee's Enrollment Agreement or, if no such beneficiary is named or no such Enrollment Agreement is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for employees. If the Optionee is not covered under a program of life insurance or does not elect to participate in such a program, the Optionee’s beneficiary shall be determined in accordance with applicable laws of descent and distribution.

B.“Board” means the Board of Directors of the Company.

C.“Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

D.“Committee” means a committee of the Board appointed to administer the Plan in accordance with Section 4, consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan, or such committee, officers or employees of the Company or a Participating Employer designated by the Committee to administer the operation of the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

E.“Company” means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

F.“Compensation” means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences not exceeding one hundred eighty (180) days) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of employment, redundancy pay, or termination indemnities.

G.“Effective Date” means the first business day that an Eligible Employee of a Participating Employer may participate in the Plan, as determined by the Committee in its sole discretion.

H.“Eligible Employee” means an Employee who: (i) is customarily employed by a Participating Employer for twenty (20) or more hours per week; and (ii) will not, after becoming an Optionee, own Stock possessing five (5) or more percent of the total combined voting power or value of all classes of stock of the Company or any Related Corporation. For purposes of the foregoing, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and Stock which the Employee may purchase under outstanding options shall be treated as Stock owned by the Employee. An Optionee shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the corporation employing the employee ceasing to be a

Participating Employer.

I.“Employee” means an individual treated as an employee of the Company or a Related Corporation for purposes of Section 423 of the Code. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Related Corporation of one hundred eighty (180) days or less. In the event an individual’s leave of absence exceeds one hundred eighty (180) days, the individual shall be deemed to have ceased to be an Employee on the one hundred eighty first (181st) day of such leave unless the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

J.“Enrollment Agreement” means such written or electronic agreement described in Section 8.2, in such form as may be approved by the Committee or its designee from time to time, whereby an Eligible Employee elects to participate in the Plan and authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

K.“Enrollment Period” means the period during which Eligible Employees may elect to participate in the Plan, commencing approximately 45 days prior to the beginning of each Offering Period and ending approximately 10 days prior to such Offering Period (or such other period as may be established by the Committee or by such officer or officers of the Company to whom the Committee shall, in its sole discretion have delegated authority to make such determination).

L.“Entry Date” means the first Offering Commencement Date on or after the date on which an individual becomes an Eligible Employee.

M.“Fair Market Value” means, with respect to the Stock on a given date, the closing price as quoted on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the immediately preceding date on which sales were made on the NYSE, or such other appropriate date as shall be determined by the Committee).

N.“Investment Date” means the last business day of each Offering Period, or such other date designated by the Committee.

O.“Offering Commencement Date” means the first business day of each Offering Period.

P.“Offering Period” means the consecutive six (6) month period beginning each January 1st and July 1st of each calendar year.

Q.“Offering Termination Date” means the last business day of each Offering Period.

R.“Option” means an option to purchase shares of Stock granted under the Plan.

S.“Optionee” means an Eligible Employee who has elected to participate in the Plan and to whom an Option is granted.

T.“Option Shares” means shares of Stock subject to an Option.

U.“Participating Employer” means the Company or any Related Corporation designated by the Committee to participate in the Plan as of an Offering Commencement Date.

V.“Plan” means this Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan as set forth herein and as it may be amended or restated from time to time.

W.“Related Corporation” means the Company and every corporation which is: (i) a direct or indirect eighty percent (80%) or more-owned subsidiary of the Company; or (ii) a direct or indirect fifty percent (50%) or more-owned subsidiary of the Company designated by the Committee.
X.    “Stock” means the common stock, $.01 par value per share, of the Company.

3.Effective Date of the Plan. The Plan’s original effective date was July 1, 2006 following the Board’s adoption of the Plan on February 28, 2006 and approval by the Company’s shareholders on May 9, 2006. The Plan was amended and restated effective as of July 1, 2011 and is hereby further amended and restated effective as of July 1, 2014; provided, however, such amendment and restatement shall be void if the Company’s shareholders do not approve the amended and restated Plan within twelve (12) months before or after the date on which the Board adopts the amended and restated Plan.

4.Administration. The Plan shall be administered by the Committee, which shall have the authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine which Related Corporations shall become Participating Employers and as of what dates, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan. Except as may be otherwise prohibited under applicable law, the Committee shall have the express authority to delegate its responsibilities under the Plan to other parties, including any officer(s) and/or employee(s) of the Company or a Participating Employer. Notwithstanding any other provision of the Plan to the contrary, the Committee may use telephonic media, electronic media, or other technology, including the Company’s website and the internet, in administering the Plan to the extent not prohibited by applicable law.

5.Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock available for purchase under the Plan. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent.

6.Shares of Stock Subject to the Plan. No more than an aggregate of 50 million shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 8.9, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.Participation. Each Eligible Employee may elect to participate in the Plan as of the Entry Date by completing an Enrollment Agreement electing to participate in the Plan as described in Section 8.2.

8.Terms and Conditions of Options.

8.1    General. All Options granted to Eligible Employees shall comply with the terms and conditions set forth in this Section 8. Subject to Sections 8.2(d) and 8.8, each such Option shall entitle the Optionee to purchase that number of whole shares calculated in accordance with this Section 8 or such lesser number or value of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under an Option.
8.2    Enrollment Agreement/Payroll Deductions.

(a)During each Enrollment Period, an Eligible Employee may elect to participate in the Plan and purchase shares of Stock by completing and submitting an Enrollment Agreement, in accordance with such procedures as may be established from time to time by the Committee in its sole discretion. The Enrollment Agreement shall indicate the percentage of the Eligible Employee’s Compensation (from 1% through 10%, in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period.

(b)After the commencement of the Offering Period, an Optionee shall not be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, an Optionee may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a request, in accordance with such procedures as may be established from time to time by the Committee, no later than ten (10) business days prior (or such other period as may be established by the Committee) to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Eligible Employee’s request has been received. As soon as practicable following receipt of the Eligible Employee’s request, the Eligible Employee shall receive a distribution of the accumulated payroll deductions, without interest.

(c)Any Enrollment Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a request to discontinue payroll deductions for that Offering Period or modified by submission of a new Enrollment Agreement during an Enrollment Period for any Offering Period (or such other period as may be established by the Committee), or until the Optionee ceases to be an Eligible Employee for any reason.

(d)Notwithstanding the provisions of this Section 8, an Eligible Employee may not be granted an Option if the Eligible Employee’s rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations accrue at a rate which exceeds $25,000 of the Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code. In addition, an Eligible Employee may not purchase Stock pursuant to an Option granted under the Plan in excess of ten thousand (10,000) shares per Offering Period.

(e)An Optionee may purchase Stock under the Plan only by payroll deduction or by such other method(s) of contribution as may be permitted by the Committee in its sole discretion. An Optionee may not make payroll deductions under the Plan for any period or periods after he or she ceases to be an Eligible Employee, even if he or she is then being paid salary continuation, severance benefits or other similar forms of compensation.
8.3    Purchase Price. The purchase price of Option Shares shall be the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) eighty-five percent (85%) of the Fair Market Value of the Stock on the Investment Date.
8.4    Exercise of Options.

(a)For each Optionee who remains an Eligible Employee on an Investment Date, all of the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase the number of whole shares of Stock purchasable by his or her accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 8.1, provided that if the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

(b)Following the purchase of Stock on each Investment Date, any remaining payroll deductions for each Optionee shall be refunded to the Optionee, without interest, as soon as administratively practicable.

(c)If an Optionee ceases to be an Eligible Employee prior to the Investment Date, the Optionee’s payroll deductions shall be refunded to the Optionee, without interest, as soon as administratively practicable, and no shares of Stock shall be purchased on behalf of the Optionee.

8.5    Delivery of Stock.

(a)As soon as administratively practicable after the Investment Date, the Company shall deliver shares of Stock acquired by the Optionee to a broker designated by the Committee, in its sole discretion, that shall hold the shares in street name for the benefit of the Optionee.

(b)The Committee shall record each Optionee’s Stock acquired under the Plan in accordance with established electronic book entry procedures. Notwithstanding the foregoing, the Optionee shall always have the right to request issuance of a Stock certificate to evidence all or any number of whole shares of Stock he or she has purchased under the Plan. The Optionee shall pay all costs associated with issuing the Stock certificate or certificates described in this Section 8.5. Shares of certificated Stock to be delivered to an Optionee under the Plan shall be registered in the Optionee’s name only, or if the Optionee so requests in writing, not later than the last day of the Offering Period, in the name of the Optionee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities Exchange Commission or other body having jurisdiction shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.
8.6    Restrictions on Transfer.

(a)Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

(b)Except as otherwise determined by the Committee and subject to the Company’s Stock Trading Policy, Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction.

(c)Except as otherwise determined by the Committee, Stock acquired by exercise of an Option hereunder and deposited with a broker designated by the Committee for the benefit of the Optionee pursuant to Section 8.5(a) may not be transferred to any other brokerage account for a period of two (2) years following the first day of the Offering Period to which the Option Shares relate. After such restriction period ends, the Optionee may freely transfer the Option Shares to any other brokerage account, without restriction, at the Optionee’s personal expense.

8.7    Expiration. Each Option shall expire at the close of business on the Investment Date or on such earlier date as may result from the operation of Section 8.
8.8    Termination of Employment. If an Optionee ceases to be an Eligible Employee prior to an Investment Date for any reason, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned, without interest, as soon as administratively practicable, to the Optionee or his or her Beneficiary, as the case may be, by the Participating Employer, and no shares of Stock shall be purchased on behalf of such Optionee. For the avoidance of doubt, if an Optionee’s last day of employment with a Participating Employer is on an Investment Date, the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase Stock on the Investment Date pursuant to Section 8.4.
8.9    Capital Changes Affecting the Stock. In the event that, during an Offering Period, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the commencement of the Offering Period, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the last day of the Offering Period to receive shares of stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the last day of the Offering Period. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board or the Company’s shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the commencement of the Offering Period, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.
8.10    Return of Accumulated Payroll Deductions. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, in the event that accumulated payroll deductions exceed the price of shares purchased or the limitations specified in Section 8.2(d), such amount shall be returned by the Participating Employer to the Optionee or the Beneficiary, as the case may be, as soon as practicable. Accumulated payroll deductions held by the Participating Employer shall not bear interest nor shall the Participating Employer be obligated to segregate the same from any of its other assets.

9.No Enlargement of Employment Rights. Neither the establishment nor continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor to either, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

10.Tax Withholding. If, at any time, a Participating Employer is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Stock, the Participating Employer shall have the right to deduct from all amounts paid in cash (including, but not limited to, base salary/wages and bonus/incentive compensation) any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Participating Employer the amount of taxes required to be withheld, or, in lieu thereof, the Participating Employer shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

11.Participating Employer with Non-U.S. Residents. With respect to any Participating Employer which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee, or for the avoidance of doubt its designee, may in its sole discretion amend the terms of the

Plan, or an Option granted under the Plan, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

12.Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.